UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2007, the Company increased the compensation paid to Peter C. Mann, a Director, for his consulting services provided to the Company pursuant to a consulting agreement, from $5,000 per month to $15,000 per month. As reported in a Form 8-K filed October 17, 2007, the Company entered into a six-month consulting agreement with Mr. Mann effective October 15, 2007.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 17, 2007 the Company granted Stock Option Awards (“Options”) under the Company’s 2005 Stock Plan (“Plan”), to purchase the Company’s Common Stock as follows:

(a) Paul Intlekofer, President, Chief Executive Officer and Director - Options to purchase 480,000 shares;
(b) Dean DiMaria, Senior Vice President - Options to purchase 300,000 shares; and
(c) Alan Kirschbaum, Chief Financial Officer, Vice President Finance and Treasury - Options to purchase 75,000 shares.

The Option Award to each Awardee is at an exercise price of $0.72, vests one-third on each of the first, second and third anniversaries of December 17, 2007 so long as the Awardee is then employed by the Company, and is subject to the terms and conditions of the Plan and the terms and conditions set forth in an Award Agreement that is executed and delivered by the Awardee and by an appropriate officer of the Company.

Reference is made to Item 1.01 for information on the increase in compensation paid to Peter C. Mann.

Item 9.01     Financial Statements and Exhibits

10.1 Nutrition 21, Inc. 2005 Stock Plan. Incorporated herein by reference from Exhibit 10.77 to the Company's Form 10-K filed on September 27, 2005.

10.2 Form of Award Agreement, filed herewith.

10.3 Consulting Agreement with Peter C. Mann. Incorporated herein by reference from Exhibit 10.1 to the Company's Form 8-K filed on October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: December 19, 2007	By: /s/ Paul Intlekofer
Paul Intlekofer
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.  Description

10.1	Nutrition 21, Inc. 2005 Stock Plan. Incorporated herein by reference from Exhibit 10.77 to the Company's Form 10-K filed on September 27, 2005.

10.2	Form of Award Agreement, filed herewith.

10.3	Consulting Agreement with Peter C. Mann. Incorporated herein by reference from Exhibit 10.1 to the Company's Form 8-K filed on October 17, 2007.